Exhibit 99.1

McEwen Mining Appoints Anna Ladd-Kruger as Chief Financial Officer

TORONTO, September 30, 2020 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce the appointment of Anna Ladd-Kruger, CPA, as Chief Financial Officer effective immediately. Anna is an accomplished mining executive with over 20 years of leadership experience with proven achievements in directing and leading mining organizations.

"I’m very pleased to welcome Anna Ladd-Kruger to McEwen Mining. Anna is an experienced and innovative leader with broad global experience and a proven track record of leading strong finance teams,” commented Rob McEwen, Chairman and Chief Owner.

Anna was most recently the Chief Financial Officer & VP of Corporate Development at Excellon Resources Inc., where she led the turnaround of their corporate and site operations finance team, processes and systems. She was also integral to the company’s successful acquisition of Otis Gold.

Anna was also the Chief Financial Officer of Trevali Mining Corporation, a base metals mining company with commercially producing operations in Africa, Canada and Peru, where she was part of the original executive management team to grow the company from junior exploration to a mid-tier base metals producer that reached over $1 billion market capitalization on the TSX. She has raised over $1 billion dollars in debt and equity throughout her career in the mining sector. Anna also served as the Chief Financial Officer for a number of Canadian publicly listed junior mining companies and began her career working at Vale S.A.'s Thompson and Sudbury Canadian operations before joining Cache Coal Corporation as Mine Controller and then Kinross Gold Corporation as their North American Group Controller.

Anna currently sits on the board and serves as the Audit Chair of Integra Resources Corp., and she will also continue on the board of Excellon Resources.  She is a Certified Public Accountant (CPA, CMA), and holds a Master’s in Economics from Queen's University and a Bachelor of Commerce from the University of British Columbia.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

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The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen Mining’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen Mining has approximately 409 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 20% of the shares.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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